Exhibit 5.6

To:

18 January 2012

CHC Helicopter S.A.

4740 Agar Drive

Richmond, BC V7B 1A3,

CANADA

CHC Helicopter S.A. (“Issuer”)

Registration Statement on Form S-4 (“Registration Statement”) in respect of the registration of US$1,100,000,000 Senior Secured Notes 2020 (“Exchange Notes”)

We refer to the Registration Statement in respect of which we have acted as the Issuer’s legal advisers in New South Wales (“New South Wales”) and the Commonwealth of Australia (“Australia”) (together the “Relevant Jurisdictions”). The Registration Statement relates to the registration under the Securities Act of 1933 (USA) of the Exchange Notes and the guarantee of the Exchange Notes by, among others, the Guarantors (as defined below).

In this opinion, “Guarantors” means Lloyd Off-Shore Helicopters Pty Ltd (ACN 007 970 934), Lloyd Helicopters Pty Ltd (ACN 007 916 912), Lloyd Helicopters Services Pty Ltd (ACN 058 277 491), Lloyd Bass Strait Helicopters Pty Ltd (ACN 007 975 304) and Lloyd Helicopters International Pty Ltd in its own capacity and as trustee of the Australian Helicopters Trust (ACN 008 284 982) and “Guarantor” means any one of them.

This opinion relates only to the laws of the Relevant Jurisdictions and is given on the basis that it will be construed in accordance with the laws of New South Wales whose law is to govern interpretation of this opinion. We express no opinion about the laws of another jurisdiction or (except as expressly provided in paragraph 4) factual matters. Where we have referred in this opinion to our state of knowledge in connection with any circumstance, transaction or other matter, save as expressly otherwise indicated, our knowledge relates only to the actual state of knowledge as at the date of this opinion of Richard Hayes (a partner of Mallesons Stephen Jaques) and Will Stawell (an employee of Mallesons Stephen Jaques) (“Acting Persons”).

1	Documents

We have examined copies (certified or otherwise identified to our satisfaction) of the following documents relating to the Exchange Notes:

(a)	the Registration Statement; and

(b)	the Indenture dated 4 October 2010 (the “Indenture”) between, amongst others, the Issuer and the Trustee (as defined therein);

CHC Helicopter S.A.	18 January 2012

(c)	the powers of attorney (“Powers of Attorney”) given by each Guarantor dated 1 October 2010;

(d)	the constitution of each Guarantor;

(e)	extracts of the minutes evidencing the resolutions of the boards of directors of each Guarantor dated 1 October 2010 respectively authorising the signing, delivery and observance of obligations under the Documents; and

(f)	the Australian Helicopter Trust Deed (the “Trust Deed”) (and the trust constituted by and under the Trust Deed, the “Trust”).

In this opinion the expression “Documents” means the documents listed in paragraphs (a) and (b) above and “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally.

2	Assumptions

We have assumed:

(a)	the authenticity of all signatures, seals, duty stamps and markings;

(b)	the completeness, and conformity to originals, of all documents submitted to us;

(c)	that:

(i)	each Power of Attorney and all authorisations specified above remain in full force and effect; and

(ii)	all authorisations required for any party (other than the Guarantors) to enter into the Documents have been obtained and remain in full force and effect;

(d)	that the Documents have been or will be executed by duly authorised signatories and delivered outside Australia in the form which we have examined;

(e)	that the Documents have been or will be duly authorised by the parties to them (other than the Guarantors) and constitute valid and binding obligations of all the parties to them under all relevant laws (including the laws of the Relevant Jurisdictions except insofar as they affect the obligations of the Guarantors);

(f)	that the Exchange Notes will be issued on the terms and conditions set out in the Indenture;

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(g)	that all the provisions in the Documents have been strictly complied with and all distribution and selling restrictions will be strictly complied with;

(h)	that:

(i)	the resolutions of the boards of directors were properly passed (including that any meeting convened was properly convened);

(ii)	all directors who participated and voted were entitled so to do;

(iii)	the directors have properly performed their duties in connection with the passing of the resolutions, and the entry by each Guarantor into the Documents to which it is a party and the transactions contemplated by them; and

(iv)	all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were duly observed,

but there is nothing in the searches referred to in paragraph 3 or on the face of the extract of the minutes referred to in paragraph 1(i) that would lead us to believe otherwise. In any event, we note that you may rely on the assumptions specified in section 129 of the Corporations Act 2001 of Australia (“Corporations Act”) unless you know or suspect that the assumptions are incorrect. In particular, sections 129(5) & (6) permit the assumption to be made that a document has been duly executed by a company if it appears to have been executed in accordance with section 127 by two people who, according to certain documents filed by the company with the Australian Securities and Investments Commission (“ASIC”), are a director and secretary or two directors of the company.

We have relied on the searches referred to in paragraph 3 to confirm that the persons who executed the relevant Power of Attorney were directors of the relevant Guarantor;

(i)	that the obligations assumed by each Guarantor under the Documents are in its best interests and for the purposes of its business;

(j)	immediately following execution of the Documents each Guarantor was solvent;

(k)	that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

(l)	that no party enters into any Document in the capacity of a trustee of any trust other than Lloyd Helicopters International Pty Ltd (ACN 008 284 982) in its capacity as trustee of the Trust;

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(m)	if a Guarantor enters into any Document in the capacity of a trustee of any trust:

(i)	that the trust has been duly established; and

(ii)	that it is the only trustee of the trust at the time it executes the Document; and

(iii)	that it has been validly appointed as trustee of the trust and no action has been taken or proposed to remove it as trustee of the trust; and

(iv)	that the Trust Deed discloses all of the terms of the trust; and

(v)	that no action has been taken or proposed to terminate the trust; and

(vi)	that it has not exercised its powers under the Trust Deed to release, abandon or restrict any power conferred on it by the Trust Deed; and

(n)	that no transaction in connection with the Documents constitutes an insolvent transaction or an unfair loan within the meaning of sections 588FC or 588FD respectively of the Corporations Act;

(o)	that no party has contravened or will contravene the prohibitions on related party transactions in sections 208 or 209 of the Corporations Act by entering into any Document or a transaction in connection with any Document (including the issuance and subscription of any Exchange Notes);

(p)	that the Code of Banking Practice does not apply to the Documents; and

(q)	that no person has been, or will be, engaged in conduct that is unconscionable, dishonest, misleading or deceptive or likely to mislead or deceive.

We have not taken any steps to verify the assumptions stated above and assume, with respect to each addressee of this opinion, that that addressee does not know or suspect that any of those assumptions is incorrect. However, without making specific enquiries beyond the steps which are stated in this opinion, none of the Acting Persons has actual knowledge as at the date of this opinion that any of those assumptions is incorrect.

3	Searches

We have examined an extract of company information for each of the Guarantors obtained from ASIC in Sydney on 18 January 2012. These records are not necessarily complete or up to date. We have not made any other searches.

CHC Helicopter S.A.	18 January 2012

4	Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

(a)	each Guarantor is incorporated and validly existing under the laws of Australia and is capable of suing and being sued in its corporate name;

(b)	each Guarantor has:

(i)	the corporate power to enter into the relevant Power of Attorney and each Document to which it is a party and to observe its obligations under them; and

(ii)	taken all corporate action required on its part to authorise the execution, delivery and observance of them;

(c)	if a Guarantor enters into any Document in the capacity of a trustee of any trust, it has:

(i)	the power in its capacity as trustee to enter into the Document and to observe its obligations under it; and

(ii)	taken all action required on its part under the Trust Deed and the laws in force in the Relevant Jurisdictions to authorise the execution, delivery and observance of its obligations under it;

(d)	the execution and delivery by or on behalf of each of each Guarantor of the Documents and the issue of the Exchange Notes and the observance of its obligations under them has not violated and will not contravene:

(i)	its constitution; or

(ii)	the Trust Deed;

(e)	each authorisation necessary under the laws in force in the Relevant Jurisdictions for each Guarantor to enter into the Documents and observe obligations under them and observe obligations under them has been obtained; and

(f)	no Guarantor enjoys any immunity from suit in the Relevant Jurisdictions nor are their assets exempt from executions.

CHC Helicopter S.A.	18 January 2012

5	Qualifications

This opinion is subject to the following qualifications:

(a)	the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation, reconstruction, fraudulent transfer or moratoria), certain equitable remedies and defences generally affecting creditors’ rights;

(b)	a creditor’s rights may be affected by a specific court order obtained under laws and defences generally affecting creditors’ rights;

(c)	the rights of a party to a Document (other than the Guarantors) to enforce its rights under the Documents may be limited or affected by:

(i)	breaches by that party of its obligations under the Document, or misrepresentations made by it in, or in connection with, the Document; or

(ii)	conduct of that party in relation to the Document which is unlawful including without limitation the failure to hold an Australian financial services licence if required to do so or the failure to comply with obligations in connection with that licence;

(iii)	conduct of that party in relation to the Document which gives rise to an estoppel or claim against that party by the party against whom it is seeking to enforce its rights under the Document;

(d)	an unsecured creditor’s right of recourse to trust assets to satisfy a trustee’s liability depends on the availability of the trustee’s right of indemnity out of those assets (and each creditor’s right of subrogation to the trustee’s right of indemnity). The trustee’s right of indemnity may be not available to the extent that the liability was not properly incurred or the trustee is, or has been, in breach of trust (including an existing or future breach which is not related to the transactions contemplated by the Documents);

(e)	the beneficiaries of a trust who have full legal capacity and whose interests have vested may terminate the trust and require the trustee to transfer the trust property to them (or as they direct) despite any provision to the contrary in the documents creating or evidencing the trust, or any other document However, a trustee has a right to be indemnified out of, and an equitable lien over, trust assets in respect of debts and liabilities properly incurred by it as trustee, and those rights normally have priority over the claims of the beneficiaries. This priority benefits the creditors in respect of those debts and liabilities if and to the extent they are entitled to be subrogated to that right of indemnity and lien. These outcomes assume no disentitling conduct on the part of the trustee or a relevant creditor;

(f)	the availability of certain equitable remedies (including, without limitation, injunctions and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

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(g)	an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

(h)	a provision that a statement, opinion, determination or other matter is final and conclusive will not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

(i)	the laws of the Relevant Jurisdictions may require that:

(i)	parties act reasonably and in good faith in their dealings with each other;

(ii)	discretions are exercised reasonably; and

(iii)	opinions are based on good faith;

(j)	the question whether a provision of a Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

(k)	an indemnity for legal costs may be unenforceable;

(l)	we express no opinion as to:

(i)	provisions precluding oral amendments or waivers;

(ii)	the revenue consequences of the Exchange Notes being transferred between participants in the secondary market in Australia as this will depend, among other things, on the identity of the transferor and the transferee; or

(iii)	Australian tax law;

(iv)	whether a judgment for a monetary amount would be given in a currency other than Australian dollars, although recent decisions of English Courts allowing judgments in a foreign currency have been followed in the Courts of New South Wales; or

(v)	the date on which a conversion from foreign currency would be made for the purpose of enforcing a judgment;

(vi)	whether the assets of a trust are sufficient to satisfy the trustee’s right to be fully indemnified out of those assets in respect of obligations incurred by it under the Documents to which it is a party and all other obligations in respect of which the trustee has a right to be indemnified out of those assets;

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(vii)	whether a court would determine that the exercise by the trustee of powers set out in the documents creating or evidencing that trust, was a valid exercise of those powers for the benefit of the beneficiaries of that trust. Whilst the consent of all the beneficiaries of those trusts was obtained the consent of various potential beneficiaries was not;

(viii)	the accuracy, completeness or suitability of any formula set out in any Document. If any formula is inaccurate, incomplete or unsuitable for the purpose of determining the amounts or matters for which it has been included, then a court may find that the relevant formula is void for uncertainty;

(m)	we express no opinion in relation to:

(i)	any proposal to introduce or change a law, or any pending change in law;

(ii)	any law which has been enacted and has not commenced, or if it has commenced, has not started to apply (including without limitation, the Personal Property Securities Act 2009 and the Personal Property Securities (Consequential Amendments) Act 2009 of Australia);

(iii)	any pending judgment, or the possibility of an appeal from a judgment, of any court; or

(iv)	the implications of any of them;

(n)	regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism;

(o)	a party entering into a Document may, in doing so, be acting, or later be held to have acted, in the capacity of a trustee under an undocumented or partially documented constructive, implied or resulting trust which may have arisen as a consequence of that party’s conduct;

(p)	interest withholding tax at the rate of 10% may be payable in respect of payments of interest on overdue amounts and payments of interest or amounts in the nature of interest by a Guarantor.

It is not clear whether payments by a Guarantor under its guarantee constitute payments of interest or amounts in the nature of interest, but the better view is that such payments are not payments of interest or amounts in the nature of interest and as such no interest withholding tax should be payable in respect of such payments;

(q)	court proceedings may be stayed if the subject of the proceedings is concurrently before a court;

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(r)	the enforceability of a guarantee may be affected by amendments to the guaranteed obligations if the guaranteed obligations do not remain within the general scope of the guarantee;

(s)	a court will not give effect to a currency indemnity, a choice of laws to govern the Documents or a submission to the jurisdiction of certain courts if to do so would be contrary to public policy in the Relevant Jurisdictions. However, we express no opinion as to whether:

(i)	a court will give effect to a choice of laws to govern the Documents to the extent that the choice of laws applies to non-contractual obligations arising out of, or in connection with, the Documents (including, without limitation, non-contractual obligations within the meaning of Regulation No 864/2007 of the European Parliament and of the Council of 11 July 2007 on the law applicable to non-contractual obligations (known as “Rome II”)); or

(ii)	a foreign judgment in relation to a non-contractual obligation would be enforced in the Relevant Jurisdictions;

(t)	a document may not be admissible in court proceedings unless applicable stamp duty has been paid;

(u)	a payment made under mistake may be liable to restitution; and

(v)	in order to enforce a foreign judgment in the Relevant Jurisdictions it may be necessary to establish that the judgment, if it is a non-money judgment, qualifies as one of the relevant kinds of non-money judgment under the Foreign Judgments Act 1991 (Cwlth). It may be necessary to establish also that the judgment is for a fixed and certain sum of money and is not in the nature of a penalty or revenue debt and, if raised by the judgment debtor, it may be necessary to establish that:

(i)	the judgment debtor (or its duly appointed agent) received actual notice of the proceedings in sufficient time to contest the proceedings;

(ii)	the judgment was not obtained by fraud or duress or in a manner contrary to natural justice or public policy in New South Wales; and

(iii)	the subject matter of the proceedings giving rise to the judgment was not immovable property situated outside New York; and

(w)	we express no opinion on whether goods and services tax is payable in connection with the transactions contemplated by the Documents.

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6	Benefit

This opinion may not, without our prior written consent, be:

(a)	disclosed, except:

(i)	in the ordinary course of your business on the basis that the persons to whom the opinion is disclosed may not rely on it and may not disclose it to any other person; or

(ii)	if required by law or in accordance with an official directive or request (whether or not having the force of law) with which responsible financiers generally comply in carrying on their business; or

(iii)	in connection with any litigation or proposed litigation in relation to the Documents or this opinion; or

(b)	filed with a government or other agency or quoted or referred to in a public document except that:

(i)	a copy of this opinion may be filed as an exhibit to the Registration Statement that is filed with the United States Securities and Exchange Commission; and

(ii)	we consent to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

We understand and agree that Simpson Thacher & Bartlett LLP, counsel to CHC Helicopter S.A., may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This opinion is given in respect of the laws of the Relevant Jurisdictions which are in force at 9.00am local time on the date of this letter and we have no obligation to update it.

Yours faithfully

/s/ Mallesons Stephen Jaques
Signed by Mallesons Stephen Jaques